EXHIBIT 10.65.3

                                December 30, 1999

Via Facsimile

Mr. Alex Cranberg
ASPECT RESOURCES, LLC
511 16th Street, Suite 300
Denver, Colorado  80202
Phone (303) 573-7011
Fax (303) 573-7340

     Re: Millenium Joint Development Agreement, Millenium Project, dated February 10, 1999, as amended (the "Millenium Agreement"); Acquisition and Participation Agreement, dated October 21, 1999, as amended (the "Participation Agreement")

Dear Alex:

         This letter agreement shall set forth the agreement between Brigham Oil & Gas, L.P. ("Brigham") and Aspect Resources, LLC ("Aspect"), to amend our Millenium Agreement and Participation Agreement as described below.

         Aspect hereby agrees that notwithstanding anything to the contrary contained in the Millenium Agreement, Brigham shall have until January 31, 2000, as opposed to December 31, 1999, to makes its election under Article II of the Millenium Agreement whether to reimburse Aspect for 75% of all of the costs which were funded by Aspect and utilized to acquire Leasehold Interests during the second quarter of 1999.

Aspect Resources, LLC
Letter Agreement
December 30, 1999

Page 2

         Brigham recognizes that in the event that Brigham does not propose the drilling of a well within any of the Prospect Areas covered under the Participation Agreement within 30 days from the date hereof, Aspect may exercise its right to propose a well within any one of such Prospect Areas. Anything to the contrary contained in the Participation Agreement, or the form Joint Operating Agreement attached thereto, notwithstanding, Brigham and Aspect agree that in the event that Aspect or any other party proposes the drilling of the Initial Well within any of the Prospect Areas and Brigham desires to elect not to participate in the drilling of such Initial Well, prior to the due date for its participation election, Brigham shall assign to Aspect all of Brigham's interest in the applicable Prospect Area, subject to a 35% back-in interest after 100% payout of the Initial Well drilled on such Prospect Area, being 35% of the interest assigned by Brigham to Aspect pursuant to the terms of this paragraph, together with a like interest in all wells and all equipment and facilities related to such wells. Anything to the contrary contained in the Participation Agreement, or the form Joint Operating Agreement attached thereto, notwithstanding, Brigham and Aspect agree that in the event that Aspect or any other party proposes the drilling of a Subsequent Well within any of the Prospect Areas and Brigham desires to elect not to participate in the drilling of such Subsequent Well, prior to the due date for its participation election, Brigham shall assign to Aspect all of Brigham's interest in the wellbore of the Subsequent Well, subject to a 35% back-in interest after 100% payout of the Subsequent Well, being 35% of the interest assigned by Brigham to Aspect pursuant to the terms of this paragraph, together with a like interest in the Subsequent Well and all equipment and facilities related to the Subsequent Well. For purposes of this letter agreement, "100% payout" shall be deemed to have occurred at such point in time, if ever, that Aspect (and/or its successor or assign) has received net proceeds attributable to the interest in the Initial Well or Subsequent Well, as the case may be, assigned to Aspect pursuant to the term hereof, equaling all of the costs and expenses which have been incurred by Aspect in the drilling, testing, completing, producing, operating, and reworking the Initial Well or Subsequent Well, as the case may be.

         All other terms of the Millenium Agreement and the Participation Agreement shall continue in full force and effect, except as expressly modified by this letter agreement.

         This letter agreement shall be binding upon and shall enure to the benefit of the parties hereto and all of their successors and assigns.

         If this letter agreement correctly reflects the agreement and understanding of the parties with respect to the subject matter hereof, we ask that an authorized representative of Aspect execute a duplicate original or copy of same and return same to our offices as soon as possible. Both parties agree that the parties may accept execution and delivery of this letter agreement by facsimile transmission and that either party's execution of a facsimile copy of this letter agreement shall be an effective execution.

                              Sincerely,
                              BRIGHAM OIL & GAS, L.P.
                              by Brigham, Inc.
                              its Managing General Partner

                              /s/ David T. Brigham

                              David T. Brigham, Vice President


AGREED TO AND ACCEPTED:

ASPECT RESOURCES, LLC
by Aspect Management Corporation
its Manager

By:  /s/ Alex B. Campbell
(name printed) Alex B. Campbell
Its:           Vice President